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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund, Focus Series, Broadband Portfolio 2000 Series A, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-90153 of our report dated, January 21, 2000, relating to the Statement of Condition of Equity Investor Fund, Focus Series, Broadband Portfolio 2000 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund
Works--Auditors" in the Prospectus which is a part of this Registration
Statement.



DELOITTE & TOUCHE LLP
New York, NY
January 21, 2000